UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 30, 2009
Municipal Mortgage & Equity, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11981 (Commission File Number)	52-1449733 (I.R.S. Employer Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland (Address of principal executive offices)		21202 (Zip Code)
Registrant’s telephone number, including area code: (443) 263-2900
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 30, 2009, MuniMae TE Bond Subsidiary, LLC (the “Company”), a subsidiary of Municipal Mortgage & Equity, LLC (the “Registrant”), amended and restated the terms of the respective governing series exhibits (the “Amended and Restated Series A Exhibit” and the “Amended and Restated Series A-1 Exhibit,” respectively) to its operating agreement, dated May 17, 1999, with respect to the Series A Cumulative Preferred Shares due 2049 (the “Series A Preferred Shares”) and the Series A-1 Cumulative Preferred Shares due 2049 (the “Series A-1 Preferred Shares”). The terms of the Amended and Restated Series A Exhibit and the Amended and Restated Series A-1 Exhibit provide for the distributions and redemptions described in the table below in lieu of remarketing such securities in accordance with their pre-amended and restated terms on June 30, 2009. According to the terms of the Amended and Restated Series A Exhibit and the Amended and Restated Series A-1 Exhibit, the Company may elect to conduct a remarketing at any time following these amendments subject to certain procedural requirements set forth therein, but the Company will only be required to conduct a remarketing on June 30, 2010 and, if unsuccessful, on each anniversary thereof until a successful remarketing occurs.
The following is a comparison of the terms before and following the Amended and Restated Series A Exhibit and the Amended and Restated Series A-1 Exhibit, assuming in the case before such amendments and restatements that a failed remarketing occurs.

	Before		After
	Terms under a Failed		Terms under Amendment
	Remarketing		and Restatement
	(in $)	(in %)	(in $)	(in %)
Series A
Liquidation Preference currently outstanding	84,000,000		84,000,000

Interest distribution	10,651,200	12.68%	6,300,000	7.50%
Principal redemption	—	0.00%	4,351,200	5.18%

Total annual distribution	10,651,200	12.68%	10,651,200	12.68%

Series A-1
Liquidation Preference currently outstanding	16,000,000		16,000,000

Interest distribution	2,028,800	12.68%	1,008,000	6.30%
Principal redemption	—	0.00%	2,192,000	13.70%

Total annual distribution	2,028,800	12.68%	3,200,000	20.00%

Series A and Series A-1
Liquidation Preference currently outstanding	100,000,000		100,000,000

Interest distribution	12,680,000	12.68%	7,308,000	7.31%
Principal redemption	—	0.00%	6,543,200	6.54%

Total annual distribution	12,680,000	12.68%	13,851,200	13.85%

Note: The amount of dividends and redemption payments noted above are annualized amounts based upon the first quarterly dividend and redemption obligations. Until there is a successful remarketing, as the liquidation preference is reduced by the redemptions, and therefore the total required dividends declines, the required redemption payments will increase so that the combined dividend and redemption payments will remain the same.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC
July 2, 2009	By:	/s/ Michael L. Falcone
		Name:	Michael L. Falcone
		Title:	Chief Executive Officer and President